                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 12, 1999, included in Superior Industries International, Inc.'s Annual Report to Shareholders in this Form 10-K for the year ended December 31, 1998, into the Company's previously filed Registration Statements File Nos. 2-80130, 33-48547 and 33-64088.


/s/ ARTHUR ANDERSEN LLP
-----------------------

ARTHUR ANDERSEN LLP



Los Angeles, California
March 25, 1999